Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group Announces

Results of Oversubscribed Rights Offering

ATLANTA, March 6, 2020 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, today announced the results of its previously-announced, fully backstopped $7.0 million rights offering (the “Rights Offering”) following the expiration of the subscription period on March 2, 2020 at 5:00 p.m. Eastern Time. The Rights Offering, in which 5,384,615 shares of common stock were available for subscription at a price of $1.30 per share, was oversubscribed by 2,960,021 shares. The Rights Offering was backstopped by a commitment from Wynnefield Capital, Inc. and its affiliates (“Wynnefield”) – the Company’s largest shareholder – to purchase any unsubscribed shares of common stock. However, the backstop was not utilized due to demand from other shareholders participating in the offering and oversubscription. The distribution of all new shares is expected to take place on or about March 6, 2020.

“The successful completion of this offering, including a healthy oversubscription, combined with recent amendments to our credit facilities provides us with greater financial flexibility to deliver on the Company’s current backlog of nearly $500 million as well as support new business development initiatives,” said Tracy Pagliara, President and CEO of Williams. “I’d like to thank all participating shareholders for their strong, continued support of our company, our vision, and our path forward. The oversubscription serves as validation of our strategic plan, the progress made over the past year, and our future potential. We are committed to driving improved financial results and higher returns for our investors as we take Williams to the next stage in its growth trajectory.”

Proceeds from the Rights Offering will be used for working capital to fund the Company’s strategic growth initiatives and for general corporate purposes. Georgeson LLC acted as the information agent in connection with the Rights Offering.

About Williams

Williams Industrial Services Group Inc. has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers. Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s Rights Offering and the backstop agreement with Wynnefield, its ability to deliver on its backlog and to achieve its strategic growth initiatives. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to make interest and principal payments on its debt and satisfy the financial and other covenants contained in its debt facilities and to obtain adequate surety bonding and letters of credit, ability to implement strategic initiatives, business plans and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:
Chris Witty
Darrow Associates

646-345-0998

cwitty@darrowir.com